ALLETE, INC.
ANNUAL MEETING OF SHAREHOLDERS
Tuesday, May 14, 2013
10:30 a.m. CDT

DULUTH ENTERTAINMENT
CONVENTION CENTER
Lake Superior Ballroom
350 Harbor Drive
Duluth, MN

ALLETE, Inc.
30 West Superior Street	proxy
Duluth, MN 55802-2093

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 14, 2013.
Alan R. Hodnik and Deborah A. Amberg, or either of them, with power of substitution, are hereby appointed proxies of the undersigned to vote all shares of ALLETE, Inc. common stock owned by the undersigned at the Annual Meeting of Shareholders to be held in the Lake Superior Ballroom of the Duluth Entertainment Convention Center, 350 Harbor Drive, Duluth, Minnesota, at 10:30 a.m. CDT on Tuesday, May 14, 2013, or any adjournments or postponements thereof, with respect to the election of Directors, approval of an advisory resolution on executive compensation, approval of the reservation of additional ALLETE common stock shares for issuance under the non-employee Director stock plan, ratification of the appointment of an independent registered public accounting firm, and any other matters as may properly come before the meeting.
This proxy confers authority to vote each proposal listed on the other side unless otherwise indicated. If no choice is specified, the proxy will be voted FOR each nominee in Item 1 and FOR Items 2, 3 and 4. If any other business is transacted at said meeting, this proxy shall be voted in the discretion of the proxies. This proxy is solicited on behalf of ALLETE, Inc., and may be revoked prior to its exercise. Please complete, sign, date and return this Proxy Card using the enclosed envelope. Alternatively, authorize the above-named proxies to vote the shares represented on this Proxy Card online or by phone as described below. Shares cannot be voted unless these instructions are followed, or other specific arrangements are made to have the shares represented at the meeting. By responding promptly, you may help save the costs of additional proxy solicitations.
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be held on May 14, 2013:
The Proxy Statement and 2012 Annual Report on Form 10-K are available at
www.ematerials.com/ale

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week
Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

:	(	*
INTERNET	PHONE	MAIL
www.ematerials.com/ale	1-800-560-1965
Use the Internet to vote your proxy	Use a touch-tone telephone to	Mark, sign and date your proxy
until 12:00 p.m. (CDT) on	vote your proxy until 12:00 p.m.	card and return it in the
May 13, 2013	(CDT) on May 13, 2013.	postage-paid envelope provided.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your Proxy Card.

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945
Address Change? Mark box, sign, and indicate changes below: □

COMPANY #
TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,
SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors recommends a vote FOR each nominee in Item 1 and FOR Items 2, 3 and 4.

1. Election of directors:
		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
a.	Kathryn W. Dindo	☐	☐	☐	g.	James J. Hoolihan	☐	☐	☐
b.	Heidi J. Eddins	☐	☐	☐	h.	Madeleine W. Ludlow	☐	☐	☐
c.	Sidney W. Emery, Jr.	☐	☐	☐	i.	Douglas C. Neve	☐	☐	☐
d.	George G. Goldfarb	☐	☐	☐	j.	Leonard C. Rodman	☐	☐	☐
e.	James S. Haines, Jr.	☐	☐	☐	k.	Bruce W. Stender	☐	☐	☐
f.	Alan R. Hodnik	☐	☐	☐

2. Approval of advisory resolution on executive compensation.	☐	For	☐	Against	☐	Abstain

3. Approval of an amendment to the ALLETE Non-Employee Director Stock Plan to increase the number of authorized shares available for issuance under the Plan.	☐	For	☐	Against	☐	Abstain

4. Ratification of the appointment of PricewaterhouseCoopers LLP as ALLETE's independent registered public accounting firm for 2013.	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Date _____________________________________
Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.